Exhibit 10.2

WAIVER AND MODIFICATION NO. 3 TO

LOAN AND SECURITY AGREEMENT

This Third Modification and Modification No. 3 under Loan and Security Agreement (this “Third Modification”) is entered into as of August 20, 2018 (the “Third Modification Effective Date”), by and between Partners for Growth IV, L.P. (“PFG”), as lender, and each of (i) CANCER GENETICS, INC., a Delaware corporation (“Parent”), (ii) GENTRIS, LLC, a Delaware limited liability company (“Delaware Subsidiary”), (iii) VIVOPHARM, LLC, a Delaware limited liability company (“Vivo”), and (iv) RDDT A VIVOPHARM COMPANY PTY LTD, a company incorporated under the laws of Australia (“Australian Borrower”, and together with Parent, Delaware Subsidiary, and Vivo, jointly and severally, individually and collectively, “Borrower”). Capitalized terms used but not defined in this Third Modification shall have the meanings given them in the Loan Agreement.

Recitals

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of March 22, 2017 (as amended and restated from time to time, the “Loan Agreement”) and the other Loan Documents pursuant to which PFG has made available to Borrower the principal amount of $6,000,000, all of which is outstanding on the Third Modification Effective Date.

WHEREAS, Borrower has failed to comply with the terms of the Loan Agreement including (inter alia) (1) failure to comply with the Minimum EBITDA financial covenant set forth in Section 5 of the Schedule for the reporting months ending May 31, 2018 and June 30, 2018, (2) Borrower’s anticipated Defaults by failure to comply with the Minimum EBITDA financial covenant set forth in Section 5 of the Schedule for the reporting months ending July 31, 2018 and August 31, 2018, (3) Borrower’s failure to comply with the Minimum Liquidity covenant set forth in Section 5 of the Schedule for the months ended and ending May 31, 2018 and June 30, 2018, (4) Borrower’s anticpated Deaults by failure to comply with the Minimum Liquidity covenant set forth in Section 5 of the Schedule for the months ended and ending July 31, 2018 and August 31, 2018, (5) Borrower’s failure to comply with the Financing Condition set forth in Section 10(a) of the Joinder and Modification No. 2 to Loan and Security Agreement dated June 30, 2018 (the “Financing Condition Default”) ((1) through (5), above, collectively, the “Existing Defaults”), and (6) Borrower’s failure to comply with the terms of the Senior Debt Documents (the “Cross-Default”), (the Cross-Default, together with the Existing Defaults, the “Specified Defaults”);

WHEREAS, subject to Borower’s compliance with the terms of this Third Modification, PFG is willing to waive the Specified Defaults;

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Agreement

1. EFFECTIVENESS. The terms of this Third Modification shall become effective upon the Third Modification Effective Date, but shall continue to be subject to Borrower’s satisfaction of the conditions set forth in Section 6 of this Third Modification.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement (the “IPSA”) and the other Loan Documents entered into on the date of the Loan Agreement.

3. CONTINUING VALIDITY. Borrower understands and agrees that in executing and delivering this Third Modification, PFG is relying upon Borrower's representations, warranties and agreements as set forth in this Third Modification and the Loan Documents. Except as expressly modified pursuant to this Third Modification, the terms of the Loan Documents remain unchanged and in full force and effect. PFG’s execution and delivery of this Third Modification in no way shall obligate PFG to give any future consents or waivers or make any future modifications to the Loan Documents as modified hereby. Nothing in this Third Modification shall constitute a satisfaction of the Obligations or a waiver of any Default or Event of Default under the Loan Documents, except as set forth in Section 5 in respect of the Specified Defaults (only). It is the intention of PFG and Borrower to retain as liable parties all makers, endorsers and guarantors, if any, the Loan Documents. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Third Modification.

4. ACKNOWLEDGMENT OF SPECIFIED DEFAULTS; WAIVER. Borrower acknowledges that it is currently in default under the Loan Agreement due to the Specified Defaults. If no Default or Event of Default has occurred and is continuing under the Loan Agreement, other than the Specified Defaults, and Borrower timely satisfies the conditions set forth in Section 6 hereof, then PFG shall be deemed to have forever waived the Specified Defaults. PFG’s waiver of Borrower’s compliance of the Specified Defaults (other than the Financing Condition Default) shall apply only to the foregoing specific periods. Borrower hereby acknowledges and agrees that except as specifically provided this Third Modification, nothing in this Section 4 or elsewhere in this Third Modification shall be deemed or otherwise construed as a waiver by PFG of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law, or otherwise. The waiver of the Specified Defaults set forth in this Third Modification shall be limited precisely as written and, except as expressly provided in this Third Modification, shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Agreement, the other Loan Documents or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair PFG’s right to demand strict performance of all terms and covenants as of any date, subject to this Third Modification. The Loan Agreement, as amended, shall continue in full force and effect. This Third Modification shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5. Borrowers’ Representations And Warranties. Borrower represents and warrants to PFG that:

(a) immediately upon giving effect to this Third Modification: (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations delivered to PFG on or before the Third Modification Effective Date), and (ii) no Event of Default has occurred and is continuing, other than the Specified Defaults;

(b) Borrower has the corporate power and authority to execute and deliver this Third Modification and to perform its obligations under the Loan Documents, as modified by this Third Modification;

(c) the Constitutional Documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) this Third Modification has been duly authorized, executed and delivered by Borrower and (i) constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; (ii) does not conflict with any law or regulation or judgment or the Constitutional Documents of Borrower, or any agreement or document to which Borrower is a party or which is binding upon it or any of its assets; and (iii) does not require any authorization, approval, consent (including stockholder or member consent) of any Person, or any license or registration in any jurisdiction, for its lawful authorization, execution, performance, validity or enforceability, except to the extent such authorization, approval, consent (including stockholder or member consent) of any Person, license or registration is secured on or prior to the Third Modification Effective Date and provided to PFG;

(e) as of the date hereof, with Knowledge that PFG is relying on Borrower’s representations and warranties herein (including the Representations) as a basis for entering into this Third Modification at Borrower’s request, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted its relationship with Borrower in a commercially reasonable manner, including in connection with this Third Modification and in connection with the Loan Documents;

(f) with respect to any Loan Documents binding upon a Person not party to this Third Modification, each such Person has been apprised of this Third Modification, has consented to Borrower’s execution and delivery of this Third Modification and, to the extent not executed concurrently with this Third Modification (or as a condition subsequent hereto), has agreed if so requested by PFG to promptly execute and deliver to PFG a reaffirmation of its obligations under any Loan Documents to which it is a party or is bound;

(g) the IPSA, the Collateral Agreements and Notices and their respective Schedules, taken as a whole and as last amended and delivered to PFG, contain an accurate, complete and current listing of all Collateral that consists of Intellectual Property;

(h) Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as of the Third Modification Effective Date; and

(i) Except as expressly stated in this Third Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Third Modification, (ii) Borrower has made such investigation of the facts pertaining to this Third Modification and all of the matters appertaining thereto, as it deems necessary, and (iii) the terms of this Third Modification are contractual and not a mere recital.

Borrower understands and acknowledges that PFG is entering into this Third Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

6. CONDITIONS. The effectiveness of this Third Modification is conditioned upon satisfaction of each of the following, with the consequence of a failure to meet the following conditions as set forth in the proviso at the end of this Section 6:

(a) Execution and Delivery. Borrower shall have duly executed and delivered to PFG a counterpart of this Third Modification;

(b) Lender Expenses; PFG Waiver Fee. Borrower shall have paid, within 1 Business Day of receipt of PFG invoice, (i) all unpaid fees and Lender Expenses incurred pursuant to or in connection with this Third Modification, and (ii) a fully earned, non-refundable waiver fee in an amount equal to Twenty-Five Thousand Dollars ($25,000);

(c) Waiver of Senior Lender. Borrower shall have provided PFG with a true and correct copy of the waiver of like Specified Defaults under the Senior Debt Documents by the Senior Lender.

For the avoidance of doubt, the failure of any of the foregoing conditions shall constitute an immediate Event of Default (i.e., without the application of any otherwise applicable cure periods under the Loan Agreement).

7. MODIFICATIONS TO LOAN AGREEMENT. The Loan Agreement is amended as of the Third Modification Effective Date as follows:

(a) Definitions. Section 7 of the Loan Agreement is amended to add the following definition:

“Transaction Event” means confirmation by PFG that Borrower and an unrelated third party have executed and delivered, on or prior to August 31, 2018, a binding and enforceable agreement with respect to a merger or other business combination transaction between Borrower and such third party, which third party shall be satisfactory to PFG in its sole and absolute discretion and which binding and enforceable agreement shall be in form and substance (including, without limitation, as to the structure of such merger or other business combination transaction described in or contemplated under such agreement) satisfactory to PFG in its sole and absolute discretion.”

(b) Schedule. A new Section 8(d) is added to the Schedule as follows:

“(d)	Transaction Event. On or before August 31, 2018, provide PFG with evidence in a form and substance acceptable to PFG in all respects that the Transaction Event has occurred.”

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Documents as modified hereby and all security and other collateral granted to PFG thereunder, and confirms that the Indebtedness secured thereby includes, without limitation, the Obligations. Without limiting the foregoing, (i) Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Intellectual Property Security Agreements (and related Collateral Agreements and Notices) (each, an “IPSA”) entered into between PFG and Borrower and that, as of the Third Modification Effective Date, each IPSA contains an accurate and complete listing of all Intellectual Property and Domain Rights of each Borrower and that each such IPSA remains in full force and effect, and (ii) Borrower hereby ratifies, confirms and reaffirms, all and singular, the Representations delivered in connection with the Joinder and Modification No. 2 to Loan and Security Agreement and that the information disclosed therein remains true, correct, accurate and complete in all respects as of the Third Modification Effective Date.

9. Further Assurances. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Third Modification.

10. NO CLAIMS; RELEASE. As of the Third Modification Effective Date, Borrower represents, warrants and covenants that it has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Third Modification and in connection with the Loan Documents. Borrower voluntarily and knowingly releases PFG, its owners, affiliates and agents from all possible, claims, counterclaims, demands, actions, causes of action, costs, expenses and liabilities whatsoever, known or unknown, contingent or condition, whether at law or in equity, from any cause and under any legal theory, that it may have on or before or arising out of circumstances on or prior to the Third Modification Effective Date. Borrower waives the benefits of any law, including Section 1542 of the California Civil Code which provides in substance: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected. Accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. Borrower acknowledges that (i) this release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim in any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release, and (ii) Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Third Modification, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events. Borrower hereby represents and warrants to and covenants with PFG, and PFG is relying thereon, as follows: (1) except as expressly stated in this Third Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Third Modification; (2) Borrower has made such investigation of the facts pertaining to this Third Modification and all of the matters appertaining thereto, as it deems necessary; (3) the terms of this Third Modification are contractual and not a mere recital; and (4) this Third Modification has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Third Modification is signed freely, and without duress, by Borrower; (5) Borrower is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

11. ADVICE OF COUNSEL. PFG and Borrower have prepared this Third Modification and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against either PFG or Borrower.

12. INTEGRATION; CONSTRUCTION; ETC. This Third Modification, the Joinder and Modification No. 2 to Loan and Security Agreement, the Waiver and Modification No. 1 to Loan and Security Agreement (to the extent not inconsistent with a later modification), the Loan Agreement and the other Loan Documents (each as modified by this Third Modification) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Third Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Third Modification. This Third Modification is subject to the General Provisions of Section 8 of the Loan Agreement. The Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Third Modification. The Recitals are incorporated herein by reference.

13. Governing Law; Venue. THIS THIRD MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

PFG		BORROWER
Partners for Growth IV, L.P.		CANCER GENETICS, INC.

By:	/s/ Phil Lawson	By:	/s/ John A. Roberts
Name	Phil Lawson, Manager	Name:	John A. Roberts
Title:	Partners for Growth IV, LLC, its General Partner	Title:	Chief Executive Officer

BORROWER:		BORROWER:

VIVOPHARM, LLC		GENTRIS, LLC

By:	/s/ John A. Roberts	By:	/s/ John A. Roberts
Name:	John A. Roberts	Name:	John A. Roberts
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Executed by RDDT A VIVOPHARM COMPANY PTY LTD in accordance with Section 127 of the Corporations Act 2001

/s/ John A. Roberts	/s/ Ralf Brandt
Signature of director	Signature of director/company secretary (Please delete as applicable)

John A. Roberts	Ralf Brandt
Name of director (print)	Name of director/company secretary (print)